Exhibit 10.8

Execution Version

INFORMATION SHARING AND COOPERATION AGREEMENT

by and among

UROVANT SCIENCES LTD.,

AND

ROIVANT SCIENCES LTD.

Dated as of July 9, 2018

-i-

-ii-

INFORMATION SHARING AND COOPERATION AGREEMENT

This INFORMATION SHARING AND COOPERATION AGREEMENT (this “Agreement”), dated as of July 9, 2018 (the “Effective Date”), is entered into between Urovant Sciences Ltd., a Bermuda exempted limited company (the “Company”) and Roivant Sciences Ltd., a Bermuda exempted limited company (“Roivant”), (with each of the Company and Roivant, a “Party” and together, the “Parties”).

RECITALS

WHEREAS, Roivant is the beneficial owner of all the issued and outstanding Common Shares of the Company;

WHEREAS, the parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with Roivant’s ownership of Common Shares;

WHEREAS, the Parties intend that this Agreement shall set forth the principal arrangements between Roivant and the Company regarding the sharing of information and cooperation of the Parties in connection with the preparation of each Party’s financial statements and, to the extent applicable in the future, their respective reporting obligations under other circumstances, from and after the date of effectiveness of the Registration Statement for an IPO (the “IPO Effective Date”);

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any venture capital, private equity or other investment fund or account now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person.

“Applicable Money Laundering Laws” means Laws applying to the Company and, in the case of each Subsidiary of the Company, the Laws applying to such Subsidiary, prohibiting money laundering.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday or Sunday on which banks are open for business in New York, New York, London, United Kingdom, and Bermuda.

“Bye-laws” means the Amended and Restated Bye-laws of the Company, as the same may be amended from time to time.

“Common Shares” means the common shares of the Company.

“Compliance Officer” means, with respect to any Person, the individual on the senior management of such Person who has been delegated the responsibility for ensuring compliance with all Specified Laws.

“Compliance Program” means a quality and regulatory compliance program, overseen by the Compliance Oversight Committee, for ensuring compliance by the Company and its Subsidiaries with the Specified Laws.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, with “Controlled” having a correlative meaning.

“Data Privacy and Cybersecurity Rules and Regulations” means, collectively, all of the following to the extent relating to data privacy, data protection or cybersecurity (including the collection, storage, use, maintenance, access, disclosure, processing, security, transfer, aggregation, confidentiality, integrity and availability) of Personal Information, and confidential, proprietary and/or business information: (i) all Laws, encompassing U.S. state and federal, regional and international data privacy and cybersecurity laws, regulations and guidance including but not limited to the Health Insurance Portability and Accountability Act, the Gramm-Leach-Bliley Act, the Federal Information Security Management Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the EU Data Protection Directive, the EU General Data Protection Regulation, the Canadian Personal Information Protection and Electronic Documents Act, the Swiss Federal Act on Data Protections, and U.S. state data privacy, cybersecurity and data breach notification laws, (ii) the Company’s own rules, policies, procedures and public statements (including all data protection and privacy policies and related notices, (iii) industry-recognized privacy and cybersecurity standards (such as NAI, ISO 27001, COBIT, NIST, HIPAA, PCI-DSS, ITAR, etc.), and (iv) contracts into which the Company has entered or by which it is otherwise bound.

“Equity Securities” means, without duplication, (a) the Common Shares, (b) any other class of equity security or equity-linked security issued by the Company or any corporate successor thereto and (c) any other securities convertible into or exchangeable or exercisable for, or options, warrants or other rights to acquire, Common Shares, or any other equity or equity-linked securities issued by the Company or any corporate successor thereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the U.S. Food and Drug Administration.

“GAAP” means United States generally accepted accounting principles.

“Government Official” means (a) an officer or employee of any national, regional, local or other component of government, (b) a director, officer or employee of any entity in which a government or any component of a government possesses a majority or controlling interest; (c) a candidate for public office; (d) a political party or political party official; (e) an officer or employee of a public international organization (e.g., the European Commission or World Bank); and (f) any individual who is acting in an official capacity for any government, component of a government, political party or public international organization, even if such individual is acting in that capacity temporarily and without compensation.

“Health-Related Requirements” means (a) the federal Laws applicable to the activities of a pharmaceutical or biological product manufacturer, including but not limited to federal health care program and FDA requirements relating to research; development; interactions with health care professionals, patient advocacy or assistance organizations, charitable organizations, and professional societies; data integrity and security; labeling; marketing; sale; distribution; import; export; product pricing and reimbursement; Quality Management Systems; price, safety, and other reporting obligations; safety monitoring; or exclusion and debarment (collectively, “manufacturer activities”); (b) the U.S. anti-corruption Laws (e.g., the FCPA) applicable to manufacturer activities occurring outside the United States; and (c) non-U.S. laws that are equivalent to the requirements set forth in clauses (a) and (b) of this definition (e.g., the UKBA and any other applicable Laws prohibiting bribery and corruption).

“IPO” means the underwritten initial public offering of Equity Securities (it being understood that an IPO shall not include a registration effected solely to implement an employee benefit plan, a merger or other business combination or a registration on Form S-4, Form S-8 or any substantially equivalent or successor form thereto).

“Law” means any national, federal, state, provincial, local or foreign law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Local ABAC Laws” means local Laws applying to the Company and, in the case of each Subsidiary of the Company, the Laws applying to such Subsidiary, prohibiting bribery and corruption.

“Person” means an individual, company, corporation, limited liability company, partnership, association, joint stock company, trust, joint venture, unincorporated organization or other entity or organization, including a governmental authority.

“Quality Management Systems” means those systems supporting the development and manufacture of pharmaceutical drug substances (i.e., active pharmaceutical ingredients (APIs)) and drug products, including biotechnology and biological products, throughout the product lifecycle.

“Regulatory and Governance Requirements” means all (a) ethics, conduct, conflict, insider trading and other internal policies and guidelines applicable generally to Roivant or any of its Representatives and (b) applicable regulatory, internal controls (including internal controls with respect to financial reporting and remediation of any deficiencies), audit, compliance, record keeping, document retention, financial reporting, tax and legal requirements applicable to Roivant or any of its Representatives, in each case, as amended or updated from time to time.

“Reportable Event” means any event that may (a) represent a substantial deviation from applicable policies, procedures, systems or controls regarding Specified Laws; or (b) represent a violation of any Specified Law that could have a material compliance, regulatory, legal financial, reputational or safety impact on the Company, its Affiliates, and its or their stakeholders or patients, in each case, as reasonably determined by the Company.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, agents, legal counsel, financial advisors and other representatives, including any appointed representative of such Person serving on the Board.

“Sanctions” means economic or financial sanctions or trade embargoes, including (a) United Nations sanctions imposed pursuant to any United Nations Security Council Resolution; (b) U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce or any other U.S. government authority or department; (c) EU restrictive measures implemented pursuant to any EU Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the EU’s Common Foreign and Security Policy; (d) UK sanctions adopted by the Terrorist Asset-Freezing etc. Act 2010 or other legislation and statutory instruments enacted pursuant to the United Nations Act 1946 or the European Communities Act 1972 or enacted by or pursuant to other Laws; and (e) any other trade, economic or financial sanctions Laws, embargoes or restrictive measures administered, enacted or enforced by any authority, government or official institution as applicable to Company and each of its Subsidiaries or any transaction in which Company or each Subsidiary of the Company is engaged.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated from time to time thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

“Specified Laws” means (a) the UKBA or FCPA; (b) applicable trade, economic or financial sanctions Laws, embargoes or other restrictive measures, including (i) Local ABAC Laws, (ii) Applicable Money Laundering Laws, (iii) Sanctions and (iv) applicable Laws prohibiting fraud, tax evasion, insider dealing and market manipulation; (c) applicable Health-Related Requirements; (d) applicable securities Laws, including the Exchange Act, the Sarbanes-Oxley Act and the Securities Act; and (e) applicable Data Privacy and Cybersecurity Rules and Regulations (f) all other Laws of any jurisdiction that are similar to the Laws described in the foregoing clauses (a) – (e).

“Subsidiary” means, with respect to any specified Person, any other Person (a) Controlled by such first Person or (b) of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such first Person and/or by one or more of its Subsidiaries.

“Trigger Date” has the meaning set forth in the Bye-laws.

“UKBA” means the UK Bribery Act 2010, as amended.

Section 1.02 Additional Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
Agreement	Preamble
Annual Financial Statements	2..01(d)
Company	Preamble
Effective Date	Recitals
Expert Councils	3.01(c)
Indemnified Liabilities	7.06(a)(i)
Indemnitees	7.06(a)(i)
IPO Effective Date	Recitals
Policies	3.01(a)
Privilege	2.01(c)(i)
Quarterly Financial Statements
Roivant	Preamble

Section 1.03 Other Definitional and Interpretive Matters. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply:

(a) Calculation of Time. When calculating the period before which, within which or after which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

(b)	Dollars. Any reference in this Agreement to “$” means U.S. dollars.

(c) Annexes/Exhibits/Schedules. The Annexes, Exhibits and Schedule to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

(d) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(e) Herein. The words “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(f) Other. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.”

ARTICLE 2

FINANCIAL REPORTING AND DISCLOSURE COVENANTS

Section 2.01 Financial Reporting and Controls. The Parties agree that they will comply with the requirements set forth in this Section 2.01, (A) with respect to Sections 2.01 (d), (e), (h), (i), (j), (k), (l), (m) and (n) from and after the Effective Date, and (B) with respect to Sections 2.01(a), (b), (c), (f), and (g), from and after the IPO Effective Date and such time that Roivant (i) notifies the Company that it is actively engaging in the preparation of a registration statement to be filed under the Securities Act for an initial public offering of its securities or (ii) has a class of securities registered under Section 13(a) or 15(d) of the Exchange Act and Roivant is required (x) by GAAP to consolidate the results of operations and financial position of the Company, (y) to account for its investment in the Company under the equity method of accounting (determined in accordance with GAAP and consistent with SEC reporting requirements) or (z) to otherwise include separate financial statements of the Company in its filings with the SEC pursuant to any rule of the SEC.

(a) Disclosure of Financial Controls. In connection with the filing of Roivant’s annual and quarterly reports under the Exchange Act or any investigations of prior periods, the Company shall cause its principal executive officer and principal financial officer to provide to Roivant and its Representatives (A) on a timely basis, if this provision is applicable by virtue of Section 2.01(B)(ii)(x) and (B) on a timely basis and if reasonably requested by Roivant, if this provision is applicable by virtue of Sections 2.01(B)(i) or (ii)(y) or (z), (1) certifications to Roivant corresponding to those required under Sections 302 and 906 of the Sarbanes-Oxley Act, (2) any certificate that may be reasonably necessary for Roivant to satisfy the requirements applicable to it under Section 404 of the Sarbanes-Oxley Act, (3) any certificates or other written information that the Company’s principal executive officer or principal financial officer received as support for the certificates provided to Roivant and (4) a reasonable opportunity to discuss with the Company’s principal financial officer and other appropriate officers and employees of the Company any issues reasonably related to the foregoing.

(b) Quarterly Financial Statements.

(i) As soon as reasonably practicable and no later than 15 days before the date by which Roivant is required to file a quarterly report on Form 10-Q if this provision is applicable by virtue of Section 2.01(B)(ii)(x) above or 10 days before the date by which Roivant is required to file a quarterly report on Form 10-Q if this provision is applicable by virtue of Section 2.01(B)(i) or (ii)(y) or (z) above, the Company will deliver to Roivant and its Representatives reasonably complete drafts of (A) the consolidated financial statements of the Company (and notes thereto) for the quarterly periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of the Company the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year prepared in accordance with Article 10 of Regulation S-X and GAAP and (B) a discussion and analysis by management of the Company’s financial condition and results of operations for such fiscal period, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, prepared in accordance with Item 303(b) of Regulation S-K. The information set forth in (A) and (B) above is referred to in this Agreement as the “Quarterly Financial Statements”. As soon as reasonably possible and no later than 5 days before the date by which Roivant is required to file a quarterly report on Form 10-Q, the Company will deliver to Roivant and its Representatives the final form of the Quarterly Financial Statements; provided, however, that the Company may continue to revise such Quarterly Financial Statements prior to its filing thereof in order to make corrections, updates and changes, which corrections, updates and changes, if substantive, will be delivered by the Company to Roivant as soon as reasonably possible. At Roivant’s request, the Company’s Representatives will consult and discuss with Roivant’s Representatives any such corrections, updates and changes. To the extent that the fiscal year of Roivant is not the same as the fiscal year of the Company or Roivant is not subject to reporting obligations under Section 13(a) or 15(d) of the Exchange Act, the obligation to deliver Quarterly Financial Statements before the date by which Roivant is required to file its quarterly report on Form 10-Q shall be determined based on the date by which the Company is required to file its quarterly report on Form 10-Q.

(ii) As soon as reasonably practicable and no later than 45 days after the end of its fiscal year, the Company will deliver to Roivant and its Representatives its consolidated financial statements (and notes thereto) for the last quarter of its fiscal year, setting forth in each case in comparative form for such fiscal quarter of the Company the consolidated figures (and notes thereto) for the corresponding quarter of the previous fiscal year prepared in accordance with Article 10 of Regulation S-X and GAAP; provided, however, that the Company may continue to revise such financial statements in order to make corrections, updates and changes in connection with the preparation of its audited annual financial statements, which corrections, updates and changes, if substantive, will be delivered by the Company to Roivant as soon as reasonably possible.

(c) Annual Financial Statements. As soon as reasonably practicable and no later than 45 days after the end of its fiscal year if this provision is applicable by virtue of Section 2.01(B)(ii)(x) above or 55 days after the end of its fiscal year if this provision is applicable by virtue of Section 2.01(B)(i) or (ii)(y) or (z) above, the Company will deliver to Roivant and its Representatives reasonably complete drafts of (i) the consolidated financial statements of the Company (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal years, prepared in accordance with Article 10 of Regulation S-X and GAAP and (ii) a discussion and analysis by management of the Company’s financial condition and results of operations for such year, including, without limitation, an explanation of any material period-to-period changes and any off-balance sheet transactions, prepared in accordance with Item 303(a) and 305 of Regulation S-K. The information set forth in (i) and (ii) above is referred to in this Agreement as the “Annual Financial Statements”. As soon as reasonably possible and no later than 15 days before the date by which Roivant is required to file its annual report on Form 10-K if this provision is applicable by virtue of Section 2.01(B)(ii)(x) above or 10 days before the date by which Roivant is required to file its annual report on Form 10-K if this provision is applicable by virtue of Section 2.01(B)(ii)(y) or (z) above, the Company will deliver to Roivant and its Representatives the final form of the Annual Financial Statements and an opinion on the Annual Financial Statements by the Company’s independent registered public accountants (the “Company Auditors”); provided, however, that the Company may, if necessary, continue to revise such Annual Financial Statements prior to the filing thereof in order to make corrections, updates and changes, which corrections, updates and changes, if substantive, will be delivered by the Company to Roivant as soon as reasonably possible. At Roivant’s request, the Company’s Representatives will consult and discuss with Roivant’s Representatives any such corrections, updates and changes. To the extent that the fiscal year of Roivant is not the same as the fiscal year of the Company or Roivant is not subject to reporting obligations under Section 13(a) or 15(d) of the Exchange Act, the obligation to deliver Annual Financial Statements before the date by which Roivant is required to file its annual report on Form 10-K shall be determined based on the date by which the Company is required to file its quarterly report on Form 10-K.

(d) Supplemental Information. Roivant may reasonably request, and within a reasonable period of time agreed to by Roivant and the Company following such request, the Company shall, at Roivant’s sole cost and expense, make available to Roivant and its Representatives other supplemental information on a monthly, quarterly or annual basis necessary or advisable in order to satisfy Roivant’s financial reporting requirements pursuant to 2.01(B)(ii) above, and other Regulatory and Governance Requirements, the form, substance and timing of such supplemental information to be agreed by Roivant and the Company in advance.

(e) Conformance of Financial Statements. Subject to the other terms in this Agreement, the Company shall not make or adopt any significant changes to its accounting estimates or accounting policies and principles from those in effect on the Effective Date to the extent that such changes would significantly impact Roivant’s financial statements. Notwithstanding the previous sentence, nothing in this Agreement shall prevent the Company making those changes to its accounting estimates or accounting policies and principles if such changes are required by GAAP or which the audit committee of the Company determines are necessary or appropriate for the proper presentation of the Company’s financial statements; provided, however, that the Company shall first consult with Roivant.

(f) Press Releases and Similar Information. The Company and Roivant will consult with each other as to the timing of their annual and quarterly earnings releases and any interim financial guidance for a current or future period and, to the extent reasonably possible. If the Company and Roivant are unable to agree as to such timing, then Roivant and the Company shall each make reasonable efforts to issue their respective annual and quarterly earnings releases at approximately the same time on the same date, which will include for these purposes during the same period of time beginning after the close of market on one day and ending just prior to the opening of market on the next day. Roivant and the Company agree to consult with each other as to the timing of their respective earnings release conference calls.

(g) Cooperation on Filings. The Company agrees to provide to Roivant and its Representatives, and to instruct the Company Auditors to provide to Roivant and its Representatives, all material information with respect to the Company that Roivant reasonably requires in connection with the preparation by Roivant of its Quarterly Reports on Form 10-Q,

Annual Reports to Shareholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any registration statements, or other filings made by Roivant with the SEC, any national securities exchange or otherwise made publicly available with respect to the disclosures pertaining to the Company (collectively, the “Roivant Public Filings”). The Company and Roivant agree to reasonably cooperate with each other with respect to the requesting and furnishing of such required information in order to enable Roivant to file all Roivant Public Filings within the deadlines as required by applicable law. The Company will cause the Company Auditors (as defined below) to consent to any reference to them as experts in any Roivant Public Filings required under any law, rule or regulation. In addition, Roivant shall provide to the Company necessary and appropriate information that the Company reasonably requires, to the extent Roivant has such information and the Company does not, in connection with required filings made by the Company to a reasonably applicable governmental authority.

(h) Access to the Company Auditors. The Company will authorize the Company Auditors to make reasonably available to Roivant’s auditors both the personnel who performed, or are performing, the annual audit and quarterly reviews of the Company and work papers related to the annual audit and quarterly reviews of the Company, in all cases within a reasonable time prior to Roivant’s auditors opinion date, so that Roivant’s auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Company Auditors as it relates to Roivant’s auditors report on Roivant’s statements.

(i) Access to Records. If Roivant determines in good faith that there may be a material inaccuracy in the Company’s financial statements or deficiency or inadequacy in the Company’s internal accounting controls or operations that could reasonably be expected to materially impact Roivant’s financial statements, and at Roivant’s request, the Company will provide Roivant’s internal auditors with reasonable access to the Company’s books and records so that Roivant may conduct reasonable audits relating to the financial statements provided by the Company under this Agreement, as well as to the internal accounting controls and operations of the Company.

(j) Tax Information. Each Party shall make available to the other and its Representatives all information relating to such Party or any of its Subsidiaries necessary or appropriate to enable the other Party to prepare its federal, state, local and foreign income tax returns; provided that Roivant and its Representatives shall have no obligation to provide information about (A) its directors or investors or (B) its Subsidiaries other than the Company and the Company’s subsidiaries. Such information shall be prepared by the Party making it available at its sole cost and expense, and each Party shall make such information available to the other Party and its Representatives with reasonable promptness in light of the timing applicable to the purpose for which such information is to be used.

(k) Compliance Inspection Rights. Without limiting the generality of the requirements of clause (m) of this Section 2.01, the Company shall provide Roivant and its Representatives with the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect the books and records of the Company and its Subsidiaries and controlled Affiliates as they relate to Specified Laws, as well as to review and make copies of correspondence and other documents, however sent or received, possessed by the Company and/or the Company’s Subsidiaries and controlled Affiliates pertaining to compliance with the Policies and Specified Laws, at such times as a Reportable Event has been communicated to the Company’s Board of

Directors for the purpose of verifying and evaluating the Company’s and its Subsidiaries’ compliance with the Company’s Compliance Program, and to make appropriate officers and directors of the Company and its Subsidiaries available at such times as reasonably requested by Roivant for consultation with Roivant and its Representatives with respect to matters relating to the Compliance Program.

(l) Shareholder Information Rights. The Company shall, and shall cause each of its Subsidiaries to, promptly, upon reasonable request, (A) make available to Roivant and its Representatives such information, documents and other materials, whether current, historical or prospective, relating to the business of Company or any of its Subsidiaries and in its possession and control (and subject to any Third Party confidentiality and use obligations) as Roivant may from time to time reasonably request, subject at all times to applicable law regarding the disclosure of any such information; and (B) give Roivant and its Representatives (x) the right to examine and make copies of or extracts from any records of the Company or any of its Subsidiaries for any reasonable purpose, (y) reasonable access to the Company’s and its Subsidiaries’ offices, properties, and employees, and (z) the reasonable opportunity to discuss any matters with the Company’s and its Subsidiaries’ senior management, in the case of each of clauses (A) and (B) in connection with any proper purpose. For the avoidance of doubt, proper purpose includes use by Roivant of any such information, data, documents or other materials for its own internal research purposes, including but not limited to, for purposes of analyzing, and/or deriving learnings from, clinical data provided by the Company to Roivant hereunder; provided that, except for such use rights, in no event does the provision of information hereunder grant Roivant any other rights or licenses under or to any of the Company’s intellectual property, compounds, products or programs.

(m) Provision of Information. The Company shall provide, or cause to be provided, to Roivant, as soon as reasonably practicable after request therefor, confirmation as to whether the Company is in possession of information that would reasonably be considered to be material nonpublic information with respect to the Company under applicable U.S. securities laws, and sufficient additional information as is necessary, in the reasonable judgment of Roivant and its counsel, to determine whether such information is material with respect to Roivant under applicable U.S. securities laws.

(n) Fiscal Year. The Company shall not change its fiscal year without the prior written consent of Roivant.

Section 2.02 Private Company Information Rights. If the Company is not subject to the requirements of Section 2.01 (a), (b), (c), (f), and (g), then the Company shall make available to Roivant:

(i) consolidated annual financial statements, audited by an accounting firm of international standing and reputation, as soon as practicable, and in any event within 75 Business Days after the end of each fiscal year;

(ii) unaudited consolidated quarterly financial statements, as soon as practicable, and in any event within 40 Business Days after the end of each fiscal quarter;

(iii) an annual budget, as soon as practicable, and in any event at least 20 Business Days prior to the beginning of a fiscal year;

(iv) the Company’s, and each of its Subsidiaries’, capitalization table from time to time, and in any event at least once quarterly within 10 Business Days after the end of each fiscal quarter;

Notwithstanding the foregoing, documents required to be delivered under Section 2.02(i) and (ii), to the extent any such documents are included in materials otherwise filed with the SEC shall be deemed to have been delivered on the date on which the Company files such documents with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto.

ARTICLE 3

COMPLIANCE COVENANTS

Section 3.01 Compliance. The Company shall observe the following requirements:

(a) Adoption of Policies. The Company shall adopt, implement and maintain at all times policies with respect to the Specified Laws as Roivant may from time to time direct, including with respect to regulatory, Quality Management Systems standards, internal controls (including with respect to financial reporting and remediation of deficiencies), audit, compliance, record keeping, document retention, financial reporting, tax and legal requirements (collectively, the “Policies”), that, in each case, are (x) applicable to the Company and its Subsidiaries and its and their respective Representatives, (y) consistent with, and no less restrictive than, the corresponding policies established by Roivant, as they may be updated from time to time, and (z) are otherwise satisfactory to Roivant. For the avoidance of doubt, to the extent that Roivant has not established a corresponding policy with respect to a requirement that the Company wishes to establish, which the Company must confirm with Roivant, the Company’s Policy will govern unless and until Roivant establishes a corresponding policy. After such time, the Company’s Policy may continue to govern only if it is no less restrictive than Roivant’s policy. In establishing its corresponding policies, Roivant shall in good faith consider any timely and reasonable requests or inputs from the Company. The Company shall provide Roivant with a copy of each of its Policies upon finalization and shall promptly notify the Company of any updates, amendments or changes thereto.

(b) Compliance Committee. Absent a waiver by Roivant, the Board shall at all times have a Compliance Oversight Committee (the “Compliance Oversight Committee”), whose composition, meetings and proceedings shall be subject to the requirements for any other committee of the Board pursuant to the Bye-laws, to oversee the Company’s and its Subsidiaries’ Compliance Program. In administering the Compliance Program, the Compliance Oversight Committee shall:

(i) appoint an individual on the senior management team of the Company (the “Compliance Officer”) who will be responsible for the management and administration of the Compliance Program; provided that, until the Compliance Oversight Committee shall have appointed a Compliance Officer, the principal executive officer of the Company shall perform the duties of the Compliance Officer;

(ii) cause the Company and its Subsidiaries to implement a training and education plan to ensure that the Company’s employees receive adequate training regarding the Compliance Program; and

(iii) cause the Company to establish an internal reporting procedure that includes a confidential hot line mechanism to enable directors, officers, employees and agents of the Company and its Subsidiaries to report to the Compliance Officer (and/or such other person who is not in the reporting individual’s chain of command as the Compliance Oversight Committee may from time to time designate) any identified issues or questions associated with the Company’s policies, conduct, practices or procedures related to the Specified Laws.

(c) Compliance Officer. In administering the Compliance Program, the Compliance Officer shall:

(i) make periodic reports (but in any event at least quarterly) regarding the status of the Compliance Program directly to the Compliance Oversight Committee;

(ii) make reports regarding compliance matters directly to the Board at any time he or she considers appropriate;

(iii) annually certify to the Compliance Oversight Committee (together with the principal executive officer of the Company, if the principal executive officer is not acting as Compliance Officer) that to the best of his or her knowledge and after reasonable due diligence, except as otherwise described in the report, the Company and its Subsidiaries and their respective directors, officers, employees and agents are each in compliance with all Specified Laws applicable to the Company and its Affiliates; provided that, if either the Compliance Officer or the principal executive officer of the Company is unable to provide such a certification, he or she shall provide an explanation directly to the Compliance Oversight Committee of the reasons why he or she is unable to provide such certification; and

(iv) notify the Compliance Oversight Committee of (1) any actual or threatened investigation, regulatory or legal proceeding involving the Specified Laws or (2) any Reportable Event, in each case within 48 hours after discovery of the underlying facts or as soon thereafter as practicable.

(d) Compliance with Law.

(i) The Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers, employees and agents not to, directly or indirectly, make, offer, promise or authorize any payment or transfer of any money or anything of value to or for the benefit of a Government Official or individual employed by another entity in the private sector that would violate either the UKBA or the FCPA or engage in any conduct that would reasonably be expected to be deemed to violate the UKBA or the FCPA in any material respect.

(ii) The Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to, directly or indirectly, make, offer, promise or authorize any payment or transfer of any money or anything of value to or for the benefit of a Government Official or individual employed by another entity in the private sector that would violate Local ABAC Laws or engage in any conduct that would reasonably be expected to be deemed to violate Local ABAC Laws, Applicable Money Laundering Laws, Sanctions or applicable Laws prohibiting fraud, tax evasion, insider dealing and market manipulation in any material respect.

(iii) The Company shall, and shall cause each of its direct and indirect Subsidiaries to, keep and maintain books and records reflecting accurately and in reasonable detail transactions involving the Company and its direct and indirect Subsidiaries and to implement financial controls giving reasonable assurance that payments will be made by or on behalf of the Company and its direct and indirect Subsidiaries only in accordance with management instructions.

(iv) The Company shall, and shall cause its Subsidiaries and its and their respective directors, officers and employees to, otherwise comply in all material respects with all Specified Laws.

(e) Participation on Expert Councils. To facilitate collaboration and best practices amongst Roivant, the Company and other Affiliates of Roivant and the Company, Roivant may from time to time sponsor expert councils (the “Expert Councils”). The Company shall participate in such Expert Councils by appointing an individual with relevant expertise to each such Expert Council. No such Expert Council shall be convened on more than a semi-annual basis, unless urgent circumstances dictate otherwise. The objectives of the Expert Councils shall include facilitating discussion on changes in the applicable field of expertise, trends in the field and experiences, best practices and issues of a general nature. All proceedings of an Expert Council shall be subject to the terms of confidentiality set forth in Article 4.

ARTICLE 4

EXCHANGE OF INFORMATION; CONFIDENTIALITY

Section 4.01 Privilege. In the event that a Party reasonably determines that the provision of information pursuant to this Agreement would violate any law or bona fide contractual restriction, or result in the waiver of any Privilege, the Parties shall take all commercially reasonable measures to permit the compliance with the provision of information obligations in a manner that avoids any such harm or consequence, which shall include, but not be limited to, compliance with Sections 4.05, 4.06 and 4.07 hereof. For purposes of this Agreement, the term “Privilege” shall mean information and advice that has been previously developed but is legally protected from disclosure under legal privileges, such as the attorney-client privilege, work product exemption or similar concept of legal protection

Section 4.02 Ownership of Information. Any information owned by a Party that is provided to the other Party pursuant to the terms of this Agreement shall be deemed to remain the property of such Party. Unless expressly set forth in this Agreement, nothing contained in this Agreement shall be construed as granting or conferring any right, title or interest (whether by license or otherwise) in, to, or under any such information.

Section 4.03 Record Retention. To facilitate the provision of information pursuant to this Agreement, the Company agrees to retain all information in its possession or control in accordance with its document retention policies, as such policies may be reasonably amended or revised after the Effective Date. The Company shall provide Roivant with reasonable notice of any material amendment or revision to its retention policies after the Effective Date. The Company shall not materially amend or revise its retention policy in effect at the time of its IPO for a period of three years after the IPO.

Section 4.04 Limitation of Liability. Each Party shall have no liability to the other Party in the event that any information exchanged or provided pursuant to this Agreement is found to be inaccurate or the requested information is not provided, in the absence of willful misconduct by, or gross negligence of, such Party. Each Party shall not have any liability to the other Party if any information is destroyed in compliance with its document retention policies.

Section 4.05 Confidentiality.

(a) Subject to Section 4.07, each Party (the “Receiving Party”) agrees to hold, and to cause its Representatives, including for the avoidance of doubt underwriters or other parties providing financing to such Party, to hold in strict confidence, with at least the same degree of care that applies to its confidential and proprietary information pursuant to its policies in effect as of the Effective Date, all information with respect to the other Party (the “Providing Party”) that is accessible to it, in its possession (including information in its possession prior to the Effective Date) or furnished by the Providing Party or its Representative, or accessible to, in the possession of, or furnished to the Receiving Party or its Representatives pursuant to this Agreement or otherwise, including as a result of the Receiving Party’s Representatives serving on the Board, except, in each case, to the extent that such information (i) is or becomes part of the public domain through no breach of this Agreement by the Receiving Party or its Representatives, (ii) was independently developed following the Effective Date by the Receiving Party or its Representatives who have not accessed or otherwise received the applicable information; provided that such independent development can be demonstrated by competent, contemporaneous written records of the Receiving Party, or (iii) became or becomes available to the Receiving Party following the Effective Date on a non-confidential basis from a third Party who is not bound directly or indirectly by a duty of confidentiality to the Providing Party. The Parties acknowledge that they may have in their possession confidential or proprietary information of third Parties that was received under confidentiality or non-disclosure agreements with such third Party. The Parties will hold in strict confidence the confidential and proprietary information of third Parties to which they have access in accordance with the terms of any such agreements.

(b) Notwithstanding anything herein to the contrary, Roivant and its Representatives shall be permitted to:

(i) use the Company’s trademark in its written materials when referencing the Company;

(ii) disclose confidential information (x) to Roivant’s attorneys, accountants, consultants and other professionals who are subject to a duty or undertaking of confidentiality to the extent necessary to obtain their services in connection with monitoring its investment in the Company or enforcing any of its rights under this Agreement or any other agreements with the Company; (y) to any Affiliate, partner, member, prospective member, or wholly-owned subsidiary of Roivant; provided that Roivant informs such person that such information is confidential and such person is under an obligation to maintain the confidentiality of such information and to use such information in a manner consistent with the proper purpose for which the information has been shared with Roivant or its Representatives; and (z) to any investor or potential investor of Roivant, if such prospective purchaser agrees to be bound by confidentiality provisions at least as restrictive as this Section 4.05 and also agrees to customary standstill agreement with respect to the Company’s securities until such time as such confidential information is publicly disclosed;

(iii) provide confidential information regarding the Company (including but not limited to historical financial and other information) to persons who have a legitimate reason to know such information and who are under an obligation to keep such information confidential and to use such information in a manner consistent with the proper purpose for which the information has been shared with Roivant or its Representatives; and

(iv) publish non-confidential information of the Company (including but not limited to historical financial and other information).

(c) Notwithstanding anything to the contrary in this Article 4, the Receiving Party shall have no right to use any information disclosed by the Providing Party unless otherwise provided for in this Agreement or specifically provided for in any other agreement between the Parties.

Section 4.06 Protective Arrangements. In the event that the Receiving Party either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable Law (including the rules and regulations of the SEC in connection with any proposed registration of the Receiving Party’s securities under the Securities Act or the Exchange Act, or pursuant to the requirements of any national securities exchange) or receives any request or demand from any governmental or regulatory authority to disclose or provide information of the Providing Party that is subject to the confidentiality provisions hereof, the Receiving Party shall, to the extent permitted by Law and except in connection with a general regulatory examination unrelated to the Providing Party, notify the Providing Party prior to disclosing or providing such information and shall reasonably cooperate at the expense of the Receiving Party in seeking any reasonable protective arrangements (including by seeking confidential treatment of such information) requested by the Providing Party. Subject to the foregoing, the Receiving Party may thereafter disclose or provide information to the extent required by such Law or requested or required by such governmental authority; provided, however, that the Receiving Party provides the Providing Party, to the extent legally permissible and except in connection with a general regulatory examination unrelated to the Providing Party, upon request with a copy of the information so disclosed.

Section 4.07 Preservation of Legal Privileges.

(a) The Parties recognize that they possess and will possess Privileged information. Each Party recognizes that they shall be jointly entitled to the Privilege with respect to such Privileged information and that each shall be entitled to maintain, preserve and assert for its own benefit all such information and advice, but the Parties shall ensure that such information is maintained so as to protect the Privileges with respect to the other Party’s interest. To that end, no Party will knowingly waive or compromise any Privilege associated with such information and advice without the prior written consent of the other Party, which shall not be unreasonably withheld. In the event that Privileged information is required to be disclosed to any arbitrator or mediator in connection with a dispute between the Parties, such disclosure shall not be deemed a waiver of Privilege with respect to such information, and any Party receiving it in connection with a proceeding shall be informed of its nature and shall be required to safeguard and protect it.

(b) Upon receipt by either Party of any subpoena, discovery or other request that may call for the production or disclosure of information that is the subject of a Privilege, or if a Party obtains knowledge that any current or former employee of a Party has received any subpoena, discovery or other request that may call for the production or disclosure of such information, such Party shall provide the other Party a reasonable opportunity to review the information and to assert any rights it may have under this Section 4.07 or otherwise to prevent the production or disclosure of such information. Absent receipt of written consent from the other Party to the production or disclosure of information that may be covered by a Privilege, each Party agrees that it will not produce or disclose any information that may be covered by a Privilege unless a court of competent jurisdiction has entered a final, nonappealable order finding that the information is not entitled to protection under any applicable Privilege.

ARTICLE 5

TAX MATTERS

Section 5.01 PFIC. For so long as Roivant owns Equity Securities, the Company will use reasonable best efforts to avoid, in respect of any taxable year, being treated as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Code, including, but not limited to, causing any of its subsidiaries to file an election pursuant to Treasury Regulation Section 301.7701-3. No later than 75 days after the end of each taxable year, the Company shall deliver to Roivant an analysis as to whether the Company believes that it will be treated as a PFIC in respect of such taxable year. Such analysis may be prepared by the Company, but in preparing such analysis the Company shall consult with its internationally recognized tax advisors.

Section 5.02 QEF Information. For so long as Roivant owns Equity Securities, the Company shall use reasonable best efforts to provide, and shall cause each of its subsidiaries to use reasonable best efforts to provide, to Roivant all information that may be necessary to allow Roivant, and any direct or indirect owners of Roivant, to evaluate the analysis referenced in Section 5.01 and to fulfill their U.S. tax filing and reporting obligations. The Company shall provide, and shall cause each of its subsidiaries to provide, such information to Roivant, and any direct or indirect owners of Roivant, as may reasonably be required to timely file and maintain a “qualified electing fund” election (as defined in Section  1295(a) of the Code) with respect to any such entity.

ARTICLE 6

DISPUTE RESOLUTION

Section 6.01 Limitation on Monetary Damages Equitable Remedies. Subject to Section 8.15, the Company and Roivant hereby agree that neither Party shall have any liability for monetary damages for any breach of this Agreement so long as such Party used commercially reasonable efforts to comply with the obligation such Party breached and continues thereafter to use commercially reasonable efforts to remedy such breach. In addition to other remedies provided by applicable law, the Company and Roivant may each enforce the provisions of this Agreement through such legal or equitable remedies as a court of competent jurisdiction shall allow without the necessity of proving actual damages or bad faith, and the Party subject to a claim under this Agreement hereby waives any claim or defense that such Party has an adequate remedy at law, and waives any requirement for the securing or posting of any bond in connection with such equitable remedy.

Section 6.02 Disputes. The procedures for discussion, negotiation and mediation set forth in this Article 6 shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby on the Effective Date). the Company hereby agrees that its members of the board of directors or senior management that are not affiliated with Roivant shall lead all discussions, negotiations and mediations that occur pursuant to this Article 6.

Section 6.03 Escalation; Mediation.

(a) It is the intent of the Parties to use their respective commercially reasonable efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered by this Agreement. In furtherance of the foregoing, any Party involved in a dispute, controversy or claim with respect to such matters may deliver a notice (an “Escalation Notice”) demanding an in person meeting involving representatives of the Parties at a senior level of management of the Parties (or if the Parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the general counsel, or like officer or official, of each Party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the Parties may be established by the Parties from time to time; provided, however, that the Parties shall use their commercially reasonable efforts to meet within 30 days of the Escalation Notice.

(b) If the Parties are not able to resolve the dispute, controversy or claim through the escalation process referred to in clause (a) above within 90 days of delivery of the Escalation Notice, then the matter shall be referred to mediation; provided that such period of time may be extended upon mutual written consent of the Parties. The Parties shall retain a mediator to aid the Parties in their discussions and negotiations by informally providing advice to the Parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the Parties, nor shall any opinion expressed by the mediator be admissible in any other proceeding. The mediator may be chosen from a list of mediators previously selected by the Parties or by other agreement of the Parties. Costs of the mediation shall be borne equally by the Parties involved in the matter, except that each Party shall be responsible for its own expenses. Mediation shall be a prerequisite to the commencement of any action by either Party.

Section 6.04 Binding Arbitration.

(a) If, after complying with the provisions set forth in Section 6.03 above the Parties are unable to reach resolution to any dispute, controversy or claim between the Parties, any such dispute, controversy or claim between the Parties, including any claim arising out of, in connection with, or in relation to the interpretation, performance, breach, or termination of this Agreement, shall be resolved exclusively and finally by confidential binding arbitration. The seat, or legal place, of arbitration shall be New York, New York. The language of the arbitration shall be English. The arbitration shall be administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with such Rules. Each Party shall select one person to act as arbitrator and the two selected shall select a third arbitrator, who shall act as president of the panel. Where there are multiple claimants or multiple respondents, the multiple claimants, jointly, and the multiple respondents, jointly, shall select the party-appointed arbitrators. Except as may be required by law, to comply with a legal duty, or to pursue a legal right, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. Nothing herein shall prevent either Party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. Each Party shall consent, for purposes of provisional measures or the enforcement of any arbitral award, to the non-exclusive jurisdiction of the state and federal courts located in New York, New York, and each Party shall not assert that such courts constitute forum non-conveniens. The award shall be final and binding on the parties. Judgment on the award may be entered in any court of competent jurisdiction.

(b) Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article 6, except to the extent such commitments are the subject of such dispute, controversy or claim.

ARTICLE 7

FURTHER ASSURANCES

Section 7.01 Further Assurances.

(a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties hereto will cooperate with each other and shall use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

(b) Without limiting the foregoing each Party hereto shall cooperate with the other Party, and without any further consideration, but at the expense of the requesting Party, to execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental authority or any other person or entity under any permit, license, agreement, indenture, order, decree, financial assurance (including letter of credit) or other instrument, and to take all such other actions as such Party may reasonably be requested to take by such other Party hereto from time to time, consistent with the terms of this Agreement.

(c) Nothing in this Agreement shall be construed to restrict or limit any right, responsibility or authority of either of Parties hereto or their respective, independent registered public accountants, audit committee or board of directors in violation of any law, legal requirement or listing standard applicable to such Party, whether existing today or hereafter. In the event either Party hereto reasonably determines that any provision in this Agreement does or will so limit any right, responsibility or authority of such Party or such Party’s independent registered public accountants, audit committee or board of directors, then the Parties hereto agree to attempt to negotiate in good faith any changes necessary or advisable to this Agreement to avoid or prevent such violation.

ARTICLE 8

MISCELLANEOUS

Section 8.01 Counterparts; Entire Agreement; Conflicting Agreements.

(a) This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic transmission (including in PDF form) shall be deemed to be, and shall have the same effect as, executed by an original signature.

(b) This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein or therein.

(c) In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any other agreement between the Parties, the other agreement shall control with respect to the subject matter thereof, and this Agreement shall control with respect to all other matters.

Section 8.02 No Construction Against Drafter. The Parties acknowledge that this Agreement and all the terms and conditions herein have been fully reviewed and negotiated by the Parties and their respective attorneys. Having acknowledged the foregoing, the Parties agree that any principle of construction or rule of law that provides that, in the event of any inconsistency or ambiguity, an agreement shall be construed against the drafter of the agreement shall have no application to the terms and conditions of this Agreement.

Section 8.03 Governing law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would result in the application of any law other than the laws of the State of New York.

Section 8.04 Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, legal representatives and permitted assigns; provided, however, that no Party may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Party.

Section 8.05 Notices. All notices, requests, claims, demands and other communications required or permitted hereunder to be given to a party to this Agreement shall be in person or in writing transmitted via email or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision.

If to Roivant, to:

Roivant Sciences Ltd.

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB, United Kingdom

Attention: Corporate Secretary

Email: info@roivant.com

with a copy sent concurrently to:

Roivant Sciences, Inc.

320 West 37th Street, 6th Floor

New York, NY 10018

Attention: Allen Waxman, General Counsel

Email: allen.waxman@roivant.com

If to the Company to:

Urovant Sciences Ltd.

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB, United Kingdom

Attention: Corporate Secretary

Email: marianne.romeo@roivant.com

with a copy sent concurrently to:

Urovant Sciences, Inc.

5151 California Avenue, Suite 250

Irvine, CA 92617

Attention: Bryan Smith, General Counsel

Email: bryan.smith@urovant.com

Any notice sent in accordance with this Section 8.05 shall be effective (i) if mailed, 7 Business Days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via facsimile or email, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

Section 8.06 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 8.07 Force Majeure. No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions or labor problems. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

Section 8.08 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.09 Termination; Survival. This Agreement and all covenants and obligations herein shall terminate upon the later of (a) the Trigger Date and (b) such time as Roivant is no longer required by GAAP reporting requirements to consolidate the results of operations and financial position of the Company, account for its investment in the Company under the equity method of accounting (determined in accordance with GAAP and consistent with SEC reporting requirements) or otherwise include separate financial statements of the Company in its filings with the SEC pursuant to any rule of the SEC; provided that (i) the Parties may terminate this Agreement at any time upon mutual written consent and (ii) Roivant may terminate this Agreement upon written notice to the Company in the event of a bankruptcy, liquidation, dissolution or winding-up of the Company. Notwithstanding any termination of this Agreement pursuant to this Section 9.09, the obligations of the Parties hereto pursuant to Sections 4.01, 4.02, 4.04, 4.05, 4.06, 4.07, Article 6, Article 7 and Article 8 (other than Section 8.16 (Maintenance of Insurance)) shall survive until the expiration of the applicable statute of limitations.

Section 8.10 Waivers of Default. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

Section 8.11 Specific Performance. The Parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement .In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

Section 8.12 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by an authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 8.13 Waiver of Jury Trial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

BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14.

Section 8.14 Limitation on Monetary Damages. The Parties hereto hereby agree that no Party shall have any liability for monetary damages for any breach of this Agreement so long as such Party used commercially reasonable efforts to comply with the obligation such Party breached and continues thereafter to use commercially reasonable efforts to remedy such breach.

Section 8.15 Indemnity and Expenses.

(a) Indemnity.

(i) The Company shall indemnify and hold harmless Roivant and its respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees, agents, counsel and other representatives and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees, agents, counsel and other representatives of each of the foregoing (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ and accountants’ fees and expenses) incurred by the Indemnitees or any of them on or after the Effective Date (collectively, the “Indemnified Liabilities”) as a result of, arising out of or in any way relating to (i) Roivant’s status as a holder of Equity Securities and (ii) the operations of the Company or any of its Subsidiaries; provided that the foregoing indemnification rights shall not be available with respect to any such Indemnified Liabilities arising on account of an Indemnitee’s gross negligence or willful misconduct; provided, further, that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law.

(ii) Each Party shall indemnify and hold harmless the other Party and its Indemnitees for any breach of Section 4.05 hereof due to the gross negligence or willful misconduct of such Party or its Representatives.

Section 8.16 Maintenance of Insurance. The Company shall, and shall cause its Subsidiaries to, (a) maintain Roivant as additional named insured on each of its and its Subsidiaries’ insurance policies and arrangements during the term of this Agreement and (b) maintain insurance coverage reasonably sufficient to meet its indemnification obligations under this Agreement.

Section 8.17 No Third-Party Beneficiaries. This Agreement is not intended, nor shall it be deemed, to confer any rights or remedies on any person other than the Parties hereto and their respective successors and assigns. This Agreement does not create any third-party beneficiary hereto and the Company and Roivant are the only parties entitled to commence any action, proceeding or claim under this Agreement.

Section 8.18 Expenses. Each Party is responsible for its own fees, costs and expenses incurred in connection with this Agreement and the activities contemplated hereby; provided,

further, to the extent that the observation of the covenants and performance of the obligations set forth in Article 2 result in additional significant financial expenses to the Company, upon the Company’s request, the Parties will discuss potential reimbursement by Roivant with respect to such additional financial expenses incurred by the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed as of the date first written above.

UROVANT SCIENCES LTD.

By:	/s/ Keith Katkin
Name:	Keith Katkin
Title:	Principal Executive Officer

ROIVANT SCIENCES LTD.

By:	/s/ Marianne L. Romeo
Name:	Marianne L. Romeo
Title:	Head, Global Transactions & Risk Management